                                                                    EXHIBIT 24.1


                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints John Scriven or J. Pedro Reinhard, acting severally, as his or her attorney-in-fact and agent, to sign any registration statement on Form S-4 and any or all amendments (including post-effective amendments) to such registration statement in connection with the registration under the Securities Exchange Act of 1933 of shares of common stock, par value $2.50 per share, of the Corporation to be issued in connection with the merger of Union Carbide Corporation with and into a subsidiary of the Corporation, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to perform any act in connection with any of the foregoing as fully to all intents and purposes as he or she might do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. Each attorney-in-fact and agent is hereby granted full power of substitution and revocation with respect hereto.


Signature                Title                                Date
---------                -----                                ----

/s/ G.M. LYNCH           Vice President and Controller        September 16, 1999
-----------------
G.M. Lynch


/s/ A.A. ALLEMANG        Director and Vice President          September 17, 1999
-----------------
A.A. Allemang


/s/ J.K. BARTON          Director                             September 16, 1999
-----------------
J.K. Barton


/s/ D.T. BUZZELLI        Director                             September 17, 1999
-----------------
D.T. Buzzelli


/s/ A.J. CARBONE         Director and Executive Vice          September 16, 1999
-----------------        President
A.J. Carbone


/s/ J.C. DANFORTH        Director                             September 17, 1999
-----------------
J.C. Danforth


/s/ W.D. DAVIS           Director                             September 17, 1999
-----------------
W.D. Davis



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Signature                 Title                               Date
---------                 -----                               ----

/s/ E.C. FALLA            Director                            September 17, 1999
----------------------
E.C. Falla


/s/ B.H. FRANKLIN         Director                            September 17, 1999
----------------------
B.H. Franklin


/s/ A.D. GILMOUR          Director                            September 16, 1999
----------------------
A.D. Gilmour


/s/ M.D. PARKER           Director and Executive Vice         September 18, 1999
----------------------    President
M.D. Parker


/s/ F.P. POPOFF           Director and Chairman of the        September 16, 1999
----------------------    Board
F.P. Popoff


/s/ J.P. REINHARD         Director, Executive Vice            September 16, 1999
----------------------    President and Chief Financial
J.P. Reinhard             Officer


/s/ H.T. SHAPIRO          Director                            September 17, 1999
----------------------
H.T. Shapiro


/s/ W.S. STAVROPOULOS     Director, President and Chief       September 18, 1999
----------------------    Executive Officer
W.S. Stavropoulos


/s/ P.G. STERN            Director                            September 18, 1999
----------------------
P.G. Stern